Exhibit 10.2


     Restricted Stock Units Granted to Certain Executive Officers


In March 2006, restricted stock units were granted to certain executive officers as follows. The grants consist of time-based units (25% of grant) and performance-based units (75% of grant).


                                  Total Number of Restricted Stock
Name and Title                    Units Granted
-----------------                 --------------------------------
Joseph W. McGrath                 200,000
President and Chief
Executive Officer

Peter Blackmore                    80,000
Executive Vice
President

Janet B. Wallace                   15,000
Executive Vice President

Janet B. Haugen                    60,000
Senior Vice President
and Chief Financial
Officer